SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 28, 2004
                                  Centrex Inc.
             (Exact name of registrant as specified in its charter)

        Oklahoma                    0-26915                    73-1554121
    (State or Other             (Commission File            (I.R.S. Employer
      Jurisdiction                  Number)               Identification No.)
   of Incorporation)

                            9202 South Toledo Avenue
                              Tulsa, Oklahoma 74137
                         (Address of principal executive
                           offices including zip code)

                                 (918) 494-2880
                         (Registrant's telephone number,
                              including area code)

          (Former name or former address, if changed since last report)





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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 27, 2004, the Company sold Fifty Thousand ($50,000) Dollars principal amount of 8% convertible debentures (the "Debentures") to two individuals. The Company paid commissions on the sale of the Debentures of Five Thousand ($5,000) Dollars. The Debentures were sold pursuant to a private placement exemption to the registration provisions of the Securities Act of 1933 as amended, pursuant to Section 4(2) of such Act and Regulation D promulgated under such Act. The Debentures are convertible at the option of the Company and the holder, all or any part of the principal amount of the Debenture, plus accrued interest, into shares of the Company's common stock at a price per share equal to fifty percent (50%) of the closing bid price of the Common Stock on the date of the conversion notice. In no event shall the exercise price of the Debenture be lower than $.001 per share of Common Stock. The Debenture is not convertible and the Company has no obligation to issue shares of Common Stock upon such conversion of all or any portion of the Debenture to the extent that, following such exercise, the Beneficial Ownership Number of the Holder is equal to or greater than 4.99% of the outstanding shares of Common Stock of the Company.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Centrex, Inc.
                                            (Registrant)

Dated:  October 4, 2004                   By:/s/ Thomas R. Coughlin, Jr.
                                             --------------------------------
                                             Thomas R. Coughlin, Jr., President







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